EXHIBIT 5

SUBSCRIPTION AGREEMENT
BELMAR CAPITAL FUND LLC

TO:	Belmar Capital Fund LLC The Eaton Vance Building 255 State Street Boston, Massachusetts 02109

I.   Subscription for Shares

      The subscriber hereby subscribes, under the terms provided in the Private Placement Memorandum dated December 15, 1999, as amended and supplemented from time to time (the “Memorandum”), for full and fractional shares of interest (“Shares”) of Belmar Capital Fund LLC (the “Fund”), a Delaware limited liability company. Such subscription will be payable to the Fund in the form of equity securities accepted by the Fund (the “Acceptable Securities”). Securities offered for contribution to the Fund will be deposited with Investors Bank & Trust Company (the “Escrow Agent”) until the securities are either accepted by the Fund at a closing or returned to the subscriber, pursuant to the terms and conditions set forth in the Memorandum. The subscriber understands that the manager of the Fund is Eaton Vance Management (“Eaton Vance”), a Massachusetts business trust, which is a wholly-owned subsidiary of Eaton Vance Corp., a publicly-held holding company traded on the New York Stock Exchange, and that the investment adviser of the Fund is Boston Management and Research (“BMR” or the “Investment Adviser”), a Massachusetts business trust registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and a wholly-owned subsidiary of Eaton Vance. The subscriber further understands that Eaton Vance Distributors, Inc. (“EVD” or the “Placement Agent”) is the Fund’s placement agent in connection with the offering of Shares, that EVD may appoint sub-placement agents that are member firms of the National Association of Securities Dealers, Inc. or that are banks, and that the entity designated as sub-placement agent on the cover of this subscription booklet (the “Designated Sub-Placement Agent”) has been appointed as a sub-placement agent.

II.  Acknowledgment of Receipt

      The subscriber hereby acknowledges receipt of a copy of the Memorandum and the Limited Liability Company Agreement of the Fund as it may be amended and supplemented through the date hereof (the “Limited Liability Company Agreement”), which were received by the subscriber prior to executing this Subscription Agreement. Terms used herein but not defined shall have the meanings assigned thereto in the Memorandum.

III.  Acceptance of Subscription

      The Fund has the right to reject this subscription in whole or in part at any time prior to acceptance at a closing of the Fund if it is determined that the subscriber does not meet the shareholder qualifications set forth in the Memorandum, or if the Investment Adviser, in its sole discretion, considers the deposited securities or a portion thereof inappropriate for investment in Tax-Managed Growth Portfolio (the “Portfolio”) or considers such rejection in the best interest of the Fund or the Portfolio. This Subscription Agreement will be deemed to be accepted by the Fund only when signed by Eaton Vance. The subscriber’s securities will be held by the Escrow Agent until the securities are either accepted by the Fund at a closing or returned to the subscriber, pursuant to the terms and conditions set forth in the Memorandum.

      The Fund may issue Shares and admit shareholders of the Fund (“Shareholders”) at any time during the offering period. The offering is expected to continue through September 30, 2000, but may be terminated earlier or extended at the discretion of the Placement Agent.

      All dividends, other distributions and other rights in respect of deposited securities (other than stock splits) which are “ex” such distributions or “ex” such rights at the close of business on the day preceding the closing at which such securities are contributed on the principal market on which such securities are traded will belong to the depositing subscriber and will be returned to the subscriber upon such closing. All such distributions and rights and stock issued as the result of stock dividends in respect of contributed securities which thereafter go “ex” shall be delivered to the Fund by the Shareholder forthwith upon receipt from the issuing corporation. If the Shareholder fails to deliver distributions or rights which go “ex” thereafter, the Fund will discharge the Shareholder’s obligation to make such delivery by redeeming that number of such Shareholder’s full and fractional Shares as is equal in value to the undelivered distributions or rights and by applying the redemption proceeds to reimburse the Fund.

IV. Adoption of Limited Liability Company Agreement

      The subscriber adopts, agrees and accepts to be bound by all of the terms and conditions of the Limited Liability Company Agreement and, by execution of this Subscription Agreement, the subscriber grants a power of attorney to Eaton Vance and the officers and the trustee of Eaton Vance to execute the Limited Liability Company Agreement on behalf of such subscriber.

V. Understandings

        The subscriber understands that:

A.	The Shares are being offered in reliance on an exemption from registration provided by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). No federal or state agency or regulatory authority has made any finding or determination as to the fairness of the offering for public investment, or any recommendation or endorsement of the Shares.

B.	The Shares are subject to the restrictions on transferability and resale set forth in the Memorandum and the Limited Liability Company Agreement. The Shares have not been and will not be registered under the Securities Act and may not be transferred or resold unless an exemption from such registration is available. Other than transfers to the Fund in a redemption, transfers of Shares are expressly prohibited without the consent of Eaton Vance, which consent may be withheld in its sole discretion. No transfer of Shares will be permitted that would, in the opinion of counsel to the Fund, result in the Fund being required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, Shares may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.

C.	The Fund has not been and will not be registered under the 1940 Act. The Fund may not admit more than 100 Shareholders unless each Shareholder at the time of purchase is a “qualified purchaser” as defined in Section 2(a)(51)(A) of the 1940 Act and the rules thereunder.

D.	Except as provided under state securities laws, this subscription is irrevocable except that (i) the subscriber’s execution and delivery of this Subscription Agreement will not constitute an agreement between the Fund and the subscriber until this Subscription Agreement is accepted on behalf of the Fund and, if not so accepted, the subscriber’s subscription and obligations hereunder will terminate and (ii) the subscriber may withdraw all or a portion of this subscription at any time prior to the conclusion of the period designated for review of the Inspection Report distributed to the subscriber (the “Inspection Period”), which period will continue until at least the close of business on the third business day after distribution of the Inspection Report. The Fund may reject all or a portion of this subscription at any time prior to its acceptance at a closing if it is determined that the subscriber does not meet the Shareholder qualifications set forth in the Memorandum, or if the Investment Adviser, in its sole discretion, considers the deposited securities or a portion thereof inappropriate for investment in the Portfolio or considers such rejection to be in the best interest of the Fund or the Portfolio.

E.	The payment for Shares for which the subscriber has subscribed will be effected by transferring Acceptable Securities of one or more issuers to the Fund. The exchange value of Acceptable Securities will be determined by or on behalf of the Investment Adviser as of the close of business on the business day immediately before each closing. The exchange value of readily marketable securities not subject to restriction on their disposition will be their market value. The exchange value of securities that are subject to restrictions on transfer (“Restricted Securities”) will be at a discount to the market value of freely tradable securities of the same class in the principal market in which such securities are normally traded. See “Determination of Net Asset Value and Valuation of Assets” in the Memorandum. The selling commission applicable to each subscriber, if any, will be subtracted from the exchange value of Acceptable Securities in determining the number of Shares to be issued to such subscriber.

F.	The securities delivered herewith will be held in escrow for release therefrom only at the time and in the manner and subject to the conditions specified under “Terms of the Offering” in the Memorandum. If (i) a closing does not occur after the deposit of securities by the subscriber, (ii) the subscriber withdraws all or a portion of this subscription at any time prior to the conclusion of the Inspection Period, or (iii) the Fund rejects all or a portion of this subscription prior to acceptance at a closing, then all or a portion, as the case may be, of the securities delivered herewith will be returned forthwith with dividends, if any, actually earned and received thereon. The subscriber’s securities will be returned to the account of the subscriber with the Designated Sub-Placement Agent unless the Escrow Agent is instructed differently by the subscriber. If this subscription is accepted in whole or in part and all other conditions are satisfied, the securities the subscriber has deposited which are so accepted will be invested in the Fund as a capital contribution and the subscriber will be admitted to the Fund as a Shareholder in accordance with the terms of the Memorandum and the Limited Liability Company Agreement.

G.	No assurance has been given (and no assurance is implied) by the Fund, the Investment Adviser, Eaton Vance, the Placement Agent, the Designated Sub-Placement Agent or any person on their behalf that the Fund or the Portfolio will meet their investment objectives or generate a positive return.

VI.   Representations and Warranties

      The subscriber hereby represents and warrants to each of the Fund, the Investment Adviser, Eaton Vance, the Placement Agent and the Designated Sub-Placement Agent that:

A.	The subscriber has not relied upon the Fund, the Investment Adviser, Eaton Vance, the Placement Agent or the Designated Sub-Placement Agent for any federal, state or local tax advice or for any accounting, investment or legal advice in connection with the subscriber’s purchase of Shares and the subscriber has relied only upon the subscriber’s own advisers with respect to the federal, state or local tax and the accounting, investment, legal and other aspects of an investment in the Fund.

B.	The subscriber is acquiring the Shares for the subscriber’s own account for investment, and not for the account of others or with a view to distribution within the meaning of the Securities Act. The subscriber shall not transfer, sell, alienate, pledge or otherwise encumber, assign or otherwise dispose of all or any part of the subscriber’s Shares unless the subscriber complies with all of the terms and conditions of transfer set forth in the Limited Liability Company Agreement and with the Securities Act and applicable state securities laws. Notwithstanding the foregoing, the subscriber shall not transfer any Shares except to a transferee who, in the opinion of counsel to the Fund, is a qualified purchaser as defined in Section 2(a)(51) of the 1940 Act and the rules thereunder or is deemed to be a qualified purchaser under Rule 3c-6 under the 1940 Act.

C.	The subscriber qualifies as an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and meets the Shareholder qualification standards set forth in the Memorandum for the reasons set forth in the Purchaser Questionnaire completed by the subscriber in connection with this subscription.

D.	The subscriber owns sufficient investments (as defined herein) to be a “qualified purchaser” as defined in Section 2(a)(51)(A) of the 1940 Act. A qualified purchaser is (i) any natural person who owns not less than $5,000,000 in investments; (ii) any company that owns not less than $5,000,000 in investments that is exclusively owned directly or indirectly by or for two or more natural persons related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons; (iii) any trust not covered by clause (ii) that was not formed for the specific purpose of acquiring Shares, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (ii) or (iv); or (iv) any person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in investments. The Securities and Exchange Commission (the “SEC”) has adopted Rule 2a51-1 which defines terms relevant to establishing qualified purchaser status. This Rule will be used by the Fund to determine whether a prospective Shareholder is a qualified purchaser.

E.	The subscriber understands that the reinvestment of any distribution in additional Shares of the Fund constitutes a representation and warranty by the subscriber, as at the date of such reinvestment, that the subscriber is then and continues to be a qualified purchaser as defined in Section 2(a)(51)(A) of the 1940 Act and the rules thereunder. If the subscriber ceases to be a qualified purchaser, the subscriber shall give prompt written notice of such event to the Fund and shall thereafter take all distributions from the Fund in cash and will not reinvest such distributions in additional Shares.

F.	The subscriber has a high degree of financial sophistication and is in a position to evaluate the tax risks of exchanging securities for Shares of the Fund and the risks associated with investment pools that do not have the protections afforded by the 1940 Act.

G.	The subscriber is aware that the subscriber’s ability to resell or transfer Shares is limited. The subscriber recognizes that an investment in the Fund involves certain risks and the subscriber is fully cognizant of and understands all of the terms, risks and merits related to a purchase of Shares, including those set forth under the captions “Risk Factors” and “Federal Income Tax Consequences” in the Memorandum. The subscriber has such knowledge and experience in financial and business matters generally as to be capable of evaluating the merits and risks of an investment in the Fund.

H.	The securities deposited by the subscriber are free and clear of liens and encumbrances and are not and will not be subject to any legal or contractual restrictions upon their sale or other transfer except as fully and accurately disclosed in the subscriber’s Purchaser Questionnaire. No legal opinions were given at the time that the deposited securities were acquired by the subscriber or in connection with the acquisition of such securities by the subscriber other than the legal opinions of which copies have been attached to the subscriber’s Purchaser Questionnaire.

I.	The subscriber has received and carefully read and understood the terms of the Memorandum and the Limited Liability Company Agreement, and the Fund has made available to the subscriber all other information that the subscriber has requested relating to an investment in the Fund, has afforded the subscriber the opportunity to discuss this investment and to ask questions and has provided answers to all of the subscriber’s questions concerning the offering. In evaluating the suitability of an investment in the Fund, the subscriber has not relied upon any representations or other information (whether oral or written) made by the Fund, the Investment Adviser, Eaton Vance, the Placement Agent or the Designated Sub-Placement Agent, or any person acting on their behalf, other than as set forth in the Memorandum or the Limited Liability Company Agreement.

J.	The subscriber has personally furnished the subscriber information set forth in the subscription documents, such information is complete and accurate, and the Fund, the Investment Adviser, Eaton Vance, the Placement Agent and the Designated Sub-Placement Agent are justified in relying upon such information. The subscriber will notify the Fund, the Investment Adviser, Eaton Vance, the Placement Agent and the Designated Sub-Placement Agent immediately if prior to or following the closing at which the subscriber is admitted as a Shareholder there is any material change in the information furnished in the Purchaser Questionnaire. The subscriber will make such additional representations and warranties and furnish such information regarding investment experience, securities holdings, financial position and financial sophistication as the Investment Adviser, Eaton Vance, the Placement Agent or the Designated Sub-Placement Agent may reasonably require. The Fund, the Investment Adviser, Eaton Vance, the Placement Agent and Designated Sub-Placement Agent may rely on facsimile information.

VII. Certification of Taxpayer Identification Number

      The subscriber hereby certifies under penalties of perjury that (i) the information set forth in the subscription documents as to the subscriber’s citizenship is true and correct and, (ii) the social security or taxpayer identification number set forth in the Purchaser Questionnaire is correct, or the subscriber has applied, or will apply, for such a number and will provide it to the Fund within sixty days after the execution hereof. The subscriber hereby certifies under penalties of perjury that the subscriber is not subject to backup withholding because either (a) the subscriber is exempt from backup withholding, (b) the subscriber has not been notified by the Internal Revenue Service that the subscriber is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the Internal Revenue Service has notified the subscriber that the subscriber is no longer subject to backup withholding.

VIII. Certification of Subscriber Information Provided in Purchaser Questionnaire

      Recognizing that the Fund, BMR, Eaton Vance, the Placement Agent and the Designated Sub-Placement Agent will rely upon the information, the subscriber hereby represents to the Fund, BMR, Eaton Vance, the Placement Agent and the Designated Sub-Placement Agent that the subscriber or the subscriber’s duly authorized representative has personally furnished the information set forth in the Purchaser Questionnaire included in these subscription documents, that such information is complete and accurate, and that the Fund, BMR, Eaton Vance, the Placement Agent, the Designated Sub-Placement Agent and any additional sub-placement agents of the Placement Agent are justified in relying upon such information. The subscriber will notify the Fund, BMR, Eaton Vance, the Placement Agent and the

Designated Sub-Placement Agent immediately if, prior to or following the closing at which the subscriber is admitted as a Shareholder, there is any change in the information furnished in the Purchaser Questionnaire. In addition, the subscriber represents that all representations and warranties contained in the Purchaser Questionnaire are true and correct. The Purchaser Questionnaire is incorporated by reference in, and made a part of, this Subscription Agreement.

      The subscriber further certifies that (i) any cash or other investments included by the subscriber on Schedule 2 of the Purchaser Questionnaire are held solely for investment purposes and are not held for personal purposes; (ii) any such cash is not held as a reserve for working capital or current or anticipated expenses; (iii) any physical commodities included on Schedule 2 of the Purchaser Questionnaire are not used in a trade or business; and (iv) any real estate included on Schedule 2 of the Purchaser Questionnaire is not used as a residence, as a place of business or in connection with a trade or business.

IX. Power of Attorney

      The subscriber (hereinafter referred to in this section as the “Shareholder”) hereby constitutes and appoints Eaton Vance and each officer and the trustee of Eaton Vance, and each of them, as such Shareholder’s true and lawful agent and attorney-in-fact with full power of substitution, and with power to act in such Shareholder’s name and on such Shareholder’s behalf, to make, execute and deliver, swear to, acknowledge, file, and record (i) the Limited Liability Company Agreement, and amendments and supplements thereto or restatements thereof adopted pursuant to the provisions thereof (including but not limited to any such amendment required upon the admission of a successor or substitute manager or a substitute or additional Shareholder, or the making of withdrawals of capital, the continuation of the Fund, the formation of a successor limited liability company or other successor entity or the doing of any act requiring the amendment of the Limited Liability Company Agreement under the laws of the State of Delaware and any such amendment relating to a successor limited liability company or other successor entity) and, upon termination of the Fund (or its successor), the articles of agreement of dissolution, as and if the same may be required by the law, (ii) any certificate or document required or permitted to be filed on behalf of the Fund pursuant to the Limited Liability Company Act of the State of Delaware (or any successor act), and any and all certificates or documents as necessary to qualify or continue the Fund as a limited liability company or other entity wherein the shareholders or members thereof have limited liability in the states where the Fund may be conducting activities, and all instruments which effect a change or modification of the Fund in accordance with the Limited Liability Company Agreement, (iii) any certificate of fictitious name, if required by law, (iv) any documents containing any investment representations and/or representations relating to the citizenship, residence and tax status required by any state or federal law or regulation, and (v) such other certificates, documents or instruments as may be required under the laws of the State of Delaware or the Commonwealth of Massachusetts or any other jurisdiction, or by any regulatory agency, as Eaton Vance may deem necessary or advisable, in each case having full power and authority to execute such instruments on the Shareholder’s behalf, whether or not such Shareholder consented to or approved such action; provided, however, that none of the foregoing acts shall increase the liability of any Shareholder beyond that expressly set forth in the Limited Liability Company Agreement.

      The power of attorney granted herein is a special power of attorney coupled with an interest and is irrevocable, shall survive the death or incompetency of a Shareholder, may be exercised by the attorney-in-fact by signature on behalf of any or all Shareholders and shall survive the delivery of an assignment by a Shareholder of the whole or any portion of such Shareholder’s economic interest in the Fund, except that where the assignee, donee or other transferee of any such interest has been approved for admission to the Fund as a substituted Shareholder pursuant to the provisions of the Limited Liability Company Agreement, the power of attorney shall survive the delivery of such assignment solely for the purpose of enabling the attorney-in-fact to execute, acknowledge, and file any instrument necessary to effect such substitution.

      Each Shareholder hereby gives and grants to such Shareholder’s said attorney under this Power of Attorney full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done in or in connection with this Power of Attorney as fully to all intents and purposes as such Shareholder might or could do if personally present, hereby ratifying all that such Shareholder’s said attorney shall lawfully do or cause to be done by virtue of this Power of Attorney.

      The existence of this Power of Attorney shall not preclude execution of any such instrument by such Shareholder individually on any such matter. A person dealing with the Fund may conclusively presume and rely on the fact that any such instrument executed by such agent and attorney-in-fact is authorized, regular and binding without further inquiry.

X. Delivery of Securities to Escrow Agent

      The subscriber hereby delivers the securities listed in the Purchaser Questionnaire to the Escrow Agent, to be deposited in escrow in accordance with the terms and conditions set forth in the Escrow Agreement between the Fund and the Escrow Agent, this Subscription Agreement and the Memorandum.

      The subscriber understands that, unless the subscriber requests otherwise, all dividends and rights in respect of the securities held by the Escrow Agent to which the subscriber is entitled as described in the Memorandum will be delivered to the subscriber at the address of record set forth in the Purchaser Questionnaire. In the event that the subscriber’s subscription is rejected, the subscriber withdraws the subscription or a closing does not occur after the deposit of securities by the subscriber, the subscriber’s securities will be delivered to the account of the subscriber with the Designated Sub-Placement Agent unless the Escrow Agent is instructed differently by the subscriber.

XI. Indemnification

      The subscriber will indemnify and hold harmless the Fund, the Investment Adviser, Eaton Vance, the Placement Agent, the Designated Sub-Placement Agent, any additional sub-placement agent of the Placement Agent and each Shareholder of the Fund in respect of all claims, actions, demands, losses, costs, expenses and damages resulting from any inaccuracy in the information provided by the subscriber in the subscription documents or in any of the representations contained in this Subscription Agreement or from any breach of any of the subscriber’s warranties contained in this Subscription Agreement.

XII. Miscellaneous

A.	Failure by the Fund to exercise any right or remedy under this Subscription Agreement or any other agreement between the Fund and the subscriber, or delay by the Fund in exercising the same, shall not operate as a waiver. No waiver by the Fund shall be effective unless it is in writing and signed by Eaton Vance on behalf of the Fund.

B.	This Subscription Agreement shall be binding upon the subscriber, the subscriber’s heirs, representatives and assigns, and shall inure to the benefit of the Fund, the Investment Adviser, Eaton Vance, the Placement Agent, the Designated Sub-Placement Agent and their respective successors and assigns. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

C.	Notices required or permitted to be given under this Subscription Agreement or the other subscription documents shall be in writing and shall be deemed to be sufficiently given when sent by facsimile or by registered or certified United States mail, postage prepaid, or by recognized overnight courier, addressed, in the case of BMR, Eaton Vance or the Fund, to The Eaton Vance Building, 255 State Street, Boston, MA, 02109, Attn: James L. O’Connor, (facsimile number 617-482-3836) or, in the case of the subscriber, to the subscriber’s address of record set forth in the Purchaser Questionnaire.

      THIS SUBSCRIPTION AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF).

      IN MAKING AN INVESTMENT DECISION, PROSPECTIVE SHAREHOLDERS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      OTHER THAN TRANSFERS TO THE FUND IN A REDEMPTION, TRANSFERS OF SHARES ARE EXPRESSLY PROHIBITED UNDER THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT WITHOUT THE CONSENT OF EATON VANCE, WHICH CONSENT MAY BE WITHHELD IN ITS SOLE DISCRETION. NO TRANSFER OF SHARES WILL BE PERMITTED THAT WOULD, IN THE OPINION OF COUNSEL TO THE FUND, RESULT IN THE FUND BEING REQUIRED TO BE REGISTERED UNDER THE 1940 ACT. IN ADDITION, SHARES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

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      IN WITNESS WHEREOF, the subscriber or the undersigned on behalf of the subscriber has executed this Subscription Agreement this      day of                 . The Internal Revenue Service does not require your consent to any provision of this Subscription Agreement other than the certifications required to avoid back-up withholding.

Individual subscribers sign here:

(SIGNATURE OF SUBSCRIBER)	(SIGNATURE OF SUBSCRIBER)

(Print Name of Subscriber)	(Print Name of Subscriber)

The individual(s) authorized to sign on behalf of a subscriber that is a corporation, partnership, trust, limited liability company or other entity sign here:

(SIGNATURE OF INDIVIDUAL SIGNING	(Print Name and Title of Individual
ON BEHALF OF SUBSCRIBER)	Signing on behalf of Subscriber)

(SIGNATURE OF INDIVIDUAL SIGNING	(Print Name and Title of Individual
ON BEHALF OF SUBSCRIBER)	Signing on behalf of Subscriber)

(SIGNATURE OF INDIVIDUAL SIGNING	(Print Name and Title of Individual
ON BEHALF OF SUBSCRIBER)	Signing on behalf of Subscriber)

        To be completed by the Fund:

Accepted as of this ___ day of _________, ______.

BELMAR CAPITAL FUND LLC

By: EATON VANCE MANAGEMENT
       as Manager

By: _______________________________
        (Authorized Signature)

ALL SUBSCRIBERS
MUST DATE AND SIGN